Exhibit No. 23




                              Consent of Independent Auditors



     We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-36805) and related Prospectus of Grove Property Trust of our report dated February 27, 1998, with respect to the consolidated financial statements and financial statement schedule of Grove Property Trust included in this Form 10-K for the year ended December 31, 1997.





                                          Ernst & Young LLP



New York, New York
March 20 , 1998